UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2012

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 13, 2012, Kaman Corporation (NYSE: KAMN) issued a press release announcing a change to its policy for recognizing pension expense, which is provided as Exhibit 99.1 and incorporated herein by reference. Historically, for its non-contributory qualified defined benefit pension plan (“Qualified Pension Plan”), the Company used the market-related value of plan assets reflecting changes in the fair value of plan assets amortized over a four-year period. Under the new accounting method, the market-related value of plan assets reflects the actual change in the fair value of the plan assets for the year. While the historical policy of recognizing pension expense is acceptable under U.S. Generally Accepted Accounting Principles, the Company believes that the new policy is preferable as it eliminates the delay in recognition of the change in fair value of plan assets for the calculation of market-related value of plan assets. Kaman has applied this change retrospectively, adjusting prior periods.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following document is filed as Exhibits pursuant to Items 8.01 hereof:

Exhibit 99.1 - Press release dated February 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ William C. Denninger
William C. Denninger
Senior Vice President and
Chief Financial Officer

Date: February 13, 2012

KAMAN CORPORATION AND SUBSIDIARIES

Index to Exhibits

Exhibit	Description

99.1	Press release dated February 13, 2012.	Attached